Exhibit 99.1

SHAREHOLDERS AGREEMENT

Dated as of [●]

Schedules and Exhibits

Schedule A	Investor Beneficial Ownership
Schedule B	Activists
Exhibit A	Form of Joinder

-i-

This SHAREHOLDERS AGREEMENT, dated as of [●] (this “Agreement”), by and among Global Payments Inc., a Georgia corporation (the “Company”), GTCR LLC, a Delaware limited liability company (“Chicago”), GTCR W Aggregator LP, a Delaware limited partnership (the “Chicago Aggregator”), and any Permitted Transferee (defined below) who becomes a party pursuant to Section 2.1(b)(ii) hereof.

W I T N E S S E T H:

WHEREAS, on April 17, 2025, the Company, the Chicago Aggregator, Worldpay Holdco, LLC, a Delaware limited liability company (“Washington”), and the other parties thereto, entered into a Transaction Agreement (as it may be amended from time to time in accordance with its terms, the “Transaction Agreement”), pursuant to which on the date hereof the Company directly or indirectly acquired 100% of the issued and outstanding equity interests of Washington not owned by the Company on the terms and subject to the conditions set forth in the Transaction Agreement;

WHEREAS, pursuant to and subject to the terms and conditions of the Transaction Agreement, the Company issued 43,268,041 shares of its common stock, no par value (the “Company Common Stock” and such shares of Company Common Stock issued pursuant to the Transaction Agreement, the “Shares”) to the Chicago Aggregator and certain other direct and indirect equityholders of Washington at the Closing (as defined in the Transaction Agreement), which Shares (to the extent not issued directly to the Chicago Aggregator) were immediately thereafter contributed to the Chicago Aggregator; and

WHEREAS, in connection with and pursuant to the Transaction Agreement, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the ownership of the Shares and to establish certain rights, restrictions and obligations of the Chicago Investors (defined below) with respect to the Shares.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

CONFIDENTIALITY

1.1            Confidentiality.

(a)            In furtherance of and not in limitation of any other similar agreement that Chicago, the Chicago Investors or any of their Representatives or Affiliates may have with the Company or its Subsidiaries or Washington or its Affiliates, each of Chicago and each Chicago Investor hereby agrees that all Confidential Information with respect to the Company, its Subsidiaries (including, for avoidance of doubt, Washington and its Subsidiaries from and after the Closing) and its and their businesses, finances and operations shall be kept confidential by Chicago, such Chicago Investor and their Representatives and shall not be disclosed by Chicago, such Chicago Investor and their Representatives in any manner whatsoever, except as expressly permitted by this Section 1.1(a). Any such Confidential Information may be disclosed:

(i)            by Chicago or a Chicago Investor to (x) another Chicago Investor, (y) any of its Affiliates and (z) Chicago’s or such Chicago Investor’s or such Affiliate’s respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) (collectively, each of the Persons described in clauses (x), (y) and (z), “Representatives”), in each case, solely if and to the extent any Representative needs to be provided such Confidential Information to assist Chicago, such Chicago Investor or their Affiliates in evaluating or reviewing their existing investment in the Company, including in connection with the disposition thereof, and each Representative of Chicago or a Chicago Investor shall be deemed to be bound by the provisions of this Section 1.1(a) and Chicago or such Chicago Investor, as applicable, shall be responsible for any breach of this Section 1.1(a) by any such Representative to the same extent as if such breach had been committed by Chicago or such Chicago Investor, as applicable;

(ii)           by Chicago, a Chicago Investor or any of their Representatives to the extent the Company expressly consents in writing; and

(iii)          by Chicago, a Chicago Investor or their applicable Representative to the extent that Chicago, such Chicago Investor or such Representative has received advice from its counsel (including in-house counsel) that it is required by Applicable Law or requested by any Governmental Entity to disclose Confidential Information; provided, that prior to making such disclosure and to the extent permitted by Applicable Law and reasonably practicable, Chicago, such Chicago Investor or Representative, as the case may be, shall provide the Company with prompt written notice of such request or requirement so that the Company may seek, at its sole expense, an appropriate protective order and/or waive compliance with this Section 1.1, and in any event shall use commercially reasonable efforts to disclose only that portion of the Confidential Information as is, based on the advice of its counsel (including in-house counsel), so requested or required and use commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded the Confidential Information.

(b)            Each of Chicago and the Chicago Investors hereby covenants and agrees that Chicago and such Chicago Investor shall not use Confidential Information with respect to the Company, its Subsidiaries (including, for avoidance of doubt, Washington and its Subsidiaries from and after the Closing) and its and their businesses, finances and operations other than in connection with evaluating or reviewing its investment in the Company, including any disposition thereof.

(c)            Nothing herein shall restrict any disclosure (i) to the extent such disclosure occurs as part of Chicago’s or any Chicago Investor’s or their Affiliates’ regular internal reporting, portfolio management process or investment committee participation and (ii) in connection with ordinary course fundraising, marketing, information or reporting activities or to Affiliates, investors, prospective investors, current or potential lenders or other financing sources, in each case so long as the recipients are subject to customary confidentiality obligations enforced by Chicago, such Chicago Investors or their Affiliates as applicable.

(d)            The Company (i) acknowledges that certain Representatives of Chicago or the Chicago Investors (each, a “Dual Role Representative”) may serve as directors, managers, officers or employees of Chicago, portfolio companies of Chicago, the Chicago Investment Funds, the Chicago Investors or their respective Affiliates (each, an “Excluded Entity”) and (ii) agrees that any such Excluded Entity will not be deemed to have received Confidential Information solely due to the dual role of any such Dual Role Representative, so long as such Dual Role Representative (A) does not provide or give access to Confidential Information to such Excluded Entity or any other director, manager, officer or employee thereof (other than a Dual Role Representative), (B) does not instruct, direct, induce or encourage such Excluded Entity or any other director, manager, officer or employee thereof to take any action that would violate this Section 1.1 if taken by Chicago, the Chicago Investors or their Representatives (including, for the avoidance of doubt, a Dual Role Representative), and (C) does not use any Confidential Information for the benefit of such Excluded Entity. Notwithstanding the foregoing, the Company acknowledges and agrees that (x) Chicago, the Chicago Investors, the Chicago Investment Funds, their Affiliates and certain of their respective employees and agents pursue, acquire, manage and serve on the boards of directors (or similar governing bodies) of companies that may be competitors or potential competitors to the Company or its Subsidiaries (including, for the avoidance of doubt, Washington and its Subsidiaries from and after the Closing), and that Chicago, the Chicago Investors, the Chicago Investment Funds and their Affiliates have gained and may gain general industry knowledge due to their ownership of equity interests in the Company (including, for the avoidance of doubt, Washington prior to the Closing), which cannot be separated from their overall knowledge, (y) general industry knowledge may be disclosed, divulged, revealed, communicated, shared, transferred or provided to any Person by Chicago, the Chicago Investors, the Chicago Investment Funds and their Affiliates in the ordinary course of business and (z) this Section 1.1 is not intended to restrict the ability of Chicago, the Chicago Investors, the Chicago Investment Funds and/or their Affiliates to compete with the Company and its Subsidiaries (including, for avoidance of doubt, Washington and its Subsidiaries from and after the Closing), but only to prohibit disclosure or use of Confidential Information as restricted hereby.

(e)            Notwithstanding anything contained herein, the obligations of Chicago and each Chicago Investor under this Section 1.1 with respect to any particular Confidential Information shall terminate on the later of (i) the date that is the twenty-four (24)-month anniversary of the Closing and (ii) the date that is one year after receipt by the Chicago Investor of such Confidential Information pursuant to Section 2.3 of this Agreement.

Article II

TRANSFERS; STANDSTILL PROVISIONS; INFORMATION RIGHTS; PREEMPTIVE RIGHTS

2.1            Transfer Restrictions.

(a)            Other than solely in the case of Permitted Transfers or with the Company’s prior written consent (which such consent may be withheld in the Company’s sole discretion), no Chicago Investor shall Transfer any Voting Securities (i) until the date that is the twelve (12)-month anniversary of the Closing (such date, the “First Lock-Up End Date”), (ii) in excess of 35.0% of the Shares in the aggregate until the date that is the fifteen (15)-month anniversary of the Closing (for the avoidance of doubt, excluding, for purposes of this calculation, any Permitted Transfers or Transfers with the Company’s prior written consent) (such date, the “Second Lock-Up End Date”), or (iii) in excess of 50.0% of the Shares in the aggregate (inclusive of Shares Transferred under clause (ii)) until the date that is the eighteen (18)-month anniversary of the Closing (for the avoidance of doubt, excluding, for purposes of this calculation, any Permitted Transfers or Transfers with the Company’s prior written consent) (such date, together with the First Lock-Up End Date and the Second Lock-Up End Date, the “Restrictive End Dates”).

(b)            “Permitted Transfers” mean, respectively, and subject to Section 2.1(i) (except with respect to Section 2.1(b)(i), (iii) and, except as expressly set forth therein, (iv) and (v)):

(i)            a Transfer to the Company or any of its Subsidiaries, including pursuant to a share buyback, tender offer, exchange offer or similar transaction;

(ii)           a Transfer by a Chicago Investor to a Permitted Transferee;

(iii)          in the case of a Chicago Investor who is a natural person, a Transfer required pursuant to a qualified domestic order, divorce settlement, divorce decree or otherwise;

(iv)          following the First Lock-Up End Date, a Transfer by way of a distribution to the partners, members, owners or other equityholders of a Chicago Investor; provided, that (x) if the transferee is a Permitted Transferee, the Transfer must comply with Section 2.1(i) and (y) otherwise, the transferee must enter into an agreement with the Company concurrently with or prior to the closing of such Transfer, in form and substance reasonably satisfactory to the Company, to comply with Transfer restrictions set forth in this Section 2.1 until the expiration or inapplicability of the Restrictive End Dates; or

(v)           following the First Lock-Up End Date, in the case of a Chicago Investor who is a natural person: (A) a Transfer for estate planning purposes to any trust, partnership, limited liability company or similar device or vehicle for the benefit of (1) such Chicago Investor or any immediate family member thereof or (2) Persons other than such Chicago Investor so long as one or more Chicago Investors controls the disposition and voting of the Shares held by such device or vehicle (provided that in the case of this clause (A), (x) if the transferee is a Permitted Transferee, the Transfer must comply with Section 2.1(i) and (y) otherwise, the transferee must enter into an agreement with the Company concurrently with or prior to the closing of such Transfer, in form and substance reasonably satisfactory to the Company, to comply with Transfer restrictions set forth in this Section 2.1 until the expiration or inapplicability of the Restrictive End Dates); (B) a Transfer by will, testamentary document or intestate succession relating to such Chicago Investor; or (C) a Transfer that is a bona fide gift to a charitable organization or educational institution (provided that Transfers pursuant to this clause (C) shall not exceed in the aggregate more than 1% of the total number of Company Common Stock that is issued and outstanding at the time of such gift); provided, that in the case of clauses (B) and (C), the transferee must enter into an agreement with the Company concurrently with or prior to the closing of such Transfer, in form and substance reasonably satisfactory to the Company, to comply with Transfer restrictions set forth in this Section 2.1 until the expiration or inapplicability of the Restrictive End Dates.

(c)            Notwithstanding anything to the contrary contained herein or in the Registration Rights Agreement, including the expiration or inapplicability of any of the Restrictive End Dates, until the Termination Date, no Chicago Investor shall Transfer any Voting Securities:

(i)            in one or more transactions, other than a Transfer to a Permitted Transferee, in which any Person or Group, after giving effect to such Transfer(s), would, to such Chicago Investor’s knowledge (after reasonable inquiry based on publicly available information), Beneficially Own 7.5% or more of the Total Voting Power or the Total Economic Interest;

(ii)           to a Person that, to such Chicago Investor’s knowledge (after reasonable inquiry based on publicly available information), is a Competitor; or

(iii)          to a Person that, to such Chicago Investor’s knowledge (after reasonable inquiry based on publicly available information), is an Activist;

except, (I) in the case of clause (iii) above and without prejudice to Section 2.1(d), in a Transfer solely to participate in a tender offer, exchange offer or similar transaction commenced by a third party (for the avoidance of doubt, not in violation of this Agreement) and (II) in each case of clauses (i), (ii) or (iii) above, (A) in a Transfer that is effected pursuant to an exercise of the registration rights under, and in compliance with the terms of, the Registration Rights Agreement (including any “block trade” registered under the Securities Act) or transactions pursuant to Rule 144 under the Securities Act (including Transfers to any investment bank or its Affiliate in its capacity as an underwriter, placement agent, broker, dealer or similar capacity in connection therewith), as long as the applicable Chicago Investor has directed the applicable investment bank or its Affiliate, in each case in its capacity as an underwriter, placement agent, broker, dealer or similar capacity in connection with the Transfer, to solicit purchasers broadly, or (B) in the case of any Chicago Investor that is an investment fund, vehicle or holding company, following the First Lock-Up End Date pursuant to a distribution of its Voting Securities to its underlying investors pursuant to the terms of the agreement governing such investment fund, vehicle or holding company; provided, that in the case of a Transfer pursuant to this clause (II)(B), (x) if the transferee is a Permitted Transferee, the Transfer must comply with Section 2.1(i) and (y) otherwise, the transferee must enter into an agreement with the Company concurrently with or prior to the closing of such Transfer, in form and substance reasonably satisfactory to the Company, to comply with Transfer restrictions set forth in this Section 2.1 until the expiration or inapplicability of the Restrictive End Dates.

(d)            The restrictions set forth in Section 2.1(a) or (c) shall not apply to Transfers of Voting Securities pursuant to any sale, merger, consolidation, acquisition (including by way of tender offer or exchange offer or share exchange), recapitalization or other business combination involving the Company or any of its Subsidiaries pursuant to which more than fifty percent (50%) of the Voting Securities or the consolidated total assets of the Company would be acquired or received by any Person (other than the Company or its Subsidiaries) in one or a series of related transactions.

(e)            Each Chicago Investor agrees to provide written notification to the Company within five (5) Business Days after the end of each month in which it has Transferred any Voting Securities, including the number of Voting Securities Transferred by such Chicago Investor during the previous month and (other than (i) a Transfer that is effected pursuant to an exercise of the registration rights under, and in compliance with the terms of, the Registration Rights Agreement (including any “block trade” registered under the Securities Act) or transactions pursuant to Rule 144 under the Securities Act or (ii) any other Transfer in which the identity of the Transferees is not reasonably ascertainable by such Chicago Investor) the identity of any Transferee; provided, that any public disclosure (including pursuant to the Exchange Act or the Securities Act) regarding a Transfer will be deemed to have satisfied such notification obligations pursuant to this sentence with respect to such Transfer.

(f)            The right of the Chicago Investors or any of their respective Affiliates to Transfer Voting Securities Beneficially Owned by such Person is subject to the restrictions set forth in this Section 2.1, and no Transfer by any Person of Voting Securities Beneficially Owned by such Person may be effected except in compliance with this Section 2.1. Any Transfer or attempted Transfer of Voting Securities in violation of this Agreement shall be of no effect and null and void ab initio, regardless of whether the purported Transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and the Company may determine not to, and may instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company. Without limiting the foregoing, and notwithstanding anything herein to the contrary, each Chicago Investor agrees that it will not Transfer any Voting Securities, except pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, as and if applicable, in compliance with any applicable state and foreign securities Laws.

(g)            Any certificates for Shares shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to any uncertificated shares) referencing restrictions on Transfer of such Shares under the Securities Act and under this Agreement, which legend shall state in substance the following. The first paragraph of such legend is referred to as the “Securities Act Legend” and the second paragraph of such legend is referred to as the “Lock-Up Legend”.

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, DATED AS OF [●], BY AND AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(h)            Notwithstanding Section 2.1(g), upon request from the holder of any certificate(s) (or book-entry position) for Shares, the Company shall promptly provide or cause to be provided to such holder new certificates (or evidence of a book-entry position) for a like number of Shares and such certificates or book-entry positions shall (i) not bear the Lock-Up Legend if at such time the restrictions under Section 2.1(a) are no longer applicable or have been waived with respect to such Shares and (ii) not bear the Securities Act Legend, if (x) such holder provides the Company with an opinion of counsel (including in-house counsel), which opinion is reasonably satisfactory in form and substance to the Company and its counsel, that the restriction under the Securities Act referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act or (y) if the applicable Transfer of such Shares is registered pursuant to an effective registration statement.

(i)             Without limiting any of the foregoing provisions, no Chicago Investor shall Transfer any Voting Securities to any Permitted Transferee, whether before or after the Restrictive End Dates, unless such Permitted Transferee becomes a party to and fully subject to and bound by this Agreement to the same extent as the Chicago Investor by executing and delivering a joinder to this Agreement in the form attached as Exhibit A hereto. Additionally, any Transfer of Voting Securities to a Permitted Transferee shall require, prior to the consummation of such Transfer, an irrevocable guarantee provided by such Permitted Transferee, reasonably satisfactory to the Company, that such Permitted Transferee shall be responsible for its pro rata portion (based on the total number of Shares held by such Permitted Transferee after giving effect to the Transfer relative to the total number of Shares) of the Chicago Aggregator’s remaining obligations (if any) pursuant to Section 2.8(d) and Section 8.6 of the Transaction Agreement.

2.2            Standstill Provisions.

(a)            During the Standstill Period, each of the Chicago Investors and Chicago shall not, directly or indirectly, and shall not permit, authorize or direct any of their controlled Affiliates, or Representatives acting on their behalf or direction, or, in the case of Chicago, any Chicago Investment Fund, directly or indirectly, to:

(i)            excluding any acquisition in accordance with Section 2.1 or Section 2.4 hereof, acquire, agree to acquire, publicly propose or offer to acquire, facilitate the acquisition or ownership of, or solicit the acquisition of, by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger or consolidation), by joining a partnership, syndicate or other Group, through the use of a derivative instrument or voting agreement, or otherwise, Beneficial Ownership of any Voting Securities, or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities, other than as a result of any stock split, stock dividend, subdivision, recapitalization, reorganization of Voting Securities or similar corporate action effected by the Company;

(ii)           deposit any Voting Securities into a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or other Contract (other than under the terms of the organizational documents of the Chicago Aggregator or other than solely between or among Chicago Investors and/or any Chicago Investment Funds and/or their respective Affiliates);

(iii)          enter, agree to enter, publicly propose or offer to enter into, or knowingly facilitate any merger, business combination, recapitalization, restructuring, change in control transaction, sale of all or a material portion of the assets of the Company or any of its Subsidiaries or other similar extraordinary transaction involving the Company or any of its Subsidiaries (unless such transaction is affirmatively publicly recommended by the Board and there has otherwise been no breach of this Section 2.2 in connection with or relating to such transaction);

(iv)          make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) to vote, or advise or knowingly influence, any Person with respect to the voting of, any Voting Securities;

(v)           call or seek to call a meeting of the shareholders of the Company or initiate any shareholder proposal for action by shareholders of the Company, including action by written consent;

(vi)          otherwise act, alone or in concert with others, to seek to control or materially influence the management or the policies of the Company;

(vii)         form, join or in any way knowingly participate in a Group (other than with its Permitted Transferee that is bound by the restrictions of this Section 2.2(a) or a Group which consists solely of the Chicago Investors and/or the Chicago Investment Funds and/or their respective Affiliates, with respect to any Voting Securities);

(viii)        publicly disclose any intention, plan, arrangement or other Contract prohibited by, or inconsistent with, the foregoing; or

(ix)           publicly (or in a manner that would reasonably be expected to require public disclosure by the Company) request the Company to amend or waive any provision of this Section 2.2 (including this Section 2.2(a)(ix)).

(b)            Notwithstanding anything herein to the contrary, the prohibitions in this Section 2.2 shall not prohibit or restrict: (i) Chicago, any Chicago Investor or any of their Affiliates from making any disclosure Chicago, such Chicago Investor or such Affiliate reasonably believes, based on the advice of its counsel (including in-house counsel), is required pursuant to Applicable Law (excluding any requirement created by any actions undertaken by Chicago, any Chicago Investor or any of their controlled Affiliates or their Representatives); (ii) acquisitions by Chicago, any Chicago Investor or any of their Affiliates made as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change, in each case approved or recommended by the Board; (iii) acquisitions by Chicago, the Chicago Investors and any of their Affiliates, in the aggregate, of less than one percent (1%) of the Voting Securities made in connection with a bona fide transaction or series of related transactions in which Chicago, any Chicago Investor or any of their Affiliates acquire a previously unaffiliated business entity that Beneficially Owns Voting Securities, or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities, at the time of the consummation of such acquisition; (iv) Chicago, any Chicago Investor or any of their Affiliates from making any confidential proposal to the Company or the Board, so long as the making or receipt of such proposal would not reasonably be expected to require the Company, Chicago, the Chicago Investor or any of their Affiliates to make any public disclosure; and (v) for the avoidance of doubt, the consummation of the transactions contemplated by the Transaction Agreement.

(c)            “Standstill Period” means the period commencing from the date hereof and ending (x) in the case of Sections 2.2(a)(vi) or 2.2(a)(viii) (solely to the extent related to Section 2.2(a)(vi)), on the earlier of (i) the second anniversary of the Closing and (ii) the date on which the Chicago Investors, in the aggregate, Beneficially Own five percent (5.0%) or less of the total outstanding Voting Securities and (y) in all other cases as used in this Agreement and the Registration Rights Agreement, on the date on which the Chicago Investors, in the aggregate, Beneficially Own five percent (5.0%) or less of the total outstanding Voting Securities.

2.3            Information Rights.

(a)            During the Standstill Period, upon the written request from any Chicago Investor or its Representatives, the Company shall, and shall cause its Subsidiaries to, provide such Chicago Investor, in addition to other information that might be reasonably requested by such Chicago Investor from time to time, (i) regularly prepared quarter-end reports, to be provided within such number of days after the end of each quarter as required to comply with SEC requirements (provided, that this clause (i) shall be deemed to be satisfied if a 10-K or 10-Q covering such quarter is filed by the Company within the time period required by the Exchange Act), (ii) information with respect to the status of the integration of Washington and its Subsidiaries into the Company’s operations following the Closing, (iii) reasonable access to (x) the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, (y) the Company’s Chairman of the Board and Chair of the Audit Committee of the Board to the extent appropriate depending on the topic of the inquiry from any Chicago Investor or its Representatives, and (z) such other appropriate members of management and directors of the Company, in each case at such reasonable times and upon reasonable prior notice as may be requested by the Chicago Investors for consultation with respect to matters relating to the business, financial statements and affairs of the Company and its Subsidiaries, and (iv) to the extent otherwise prepared by the Company, operating and capital expenditure budgets, transaction volume and trends by segment, and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries, provided, that the Company shall not be obligated to disclose information or provide access that it reasonably and in good faith considers to (A) violate the contractual rights of its customers in any material respect, (B) be a trade secret or competitively sensitive information, (C) jeopardize the attorney-client privilege, attorney work product protection or other legal privilege if disclosed (in which case the Company shall use its commercially reasonable effort to provide information to the maximum extent possible without jeopardizing such privilege) or (D) violate Applicable Law.

(b)            The Company acknowledges that the Chicago Investors may from time to time not wish to receive material non-public information with respect to the Company, its Affiliates or their securities (such information, the “MNPI Information”). Notwithstanding anything contained herein, the Company shall not provide MNPI Information to the Chicago Investors if, and for such time, as the Chicago Investors have expressly notified the Company in writing that the Chicago Investors do not want to receive such information (such notice, the “MNPI Notice”); provided that, any MNPI Information not furnished by the Company due to an MNPI Notice shall be promptly provided to the Chicago Investors upon their written request.

2.4            Preemptive Rights.

(a)            Each Chicago Investor’s “Preemptive Share Percentage” shall be equal to a fraction (i) the numerator of which is the number of shares of Company Common Stock held by such Chicago Investor on the date of the Company’s written notice pursuant to Section 2.4(b) and (ii) the denominator of which is the aggregate number of shares of Company Common Stock outstanding on such date.

(b)            In the event the Company proposes to undertake an issuance of Voting Securities, or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities, to any Related Party, other than in an Exempt Issuance, it shall give each Chicago Investor prompt written notice of its intention describing in reasonable detail the number and type of securities proposed to be issued (the “Offered Securities”), the cash price therefor, the expected date of closing of such issuance of the Offered Securities (which shall be at least fifteen (15) days after the date of delivery of such notice) and the general terms upon which the Company proposes to issue the same; provided, that following the delivery of such notice, the Company shall deliver to each Chicago Investor any such information the Chicago Investors may reasonably request in order to evaluate the proposed issuance, except that the Company shall not deliver any MNPI Information if it has received an MNPI Notice that has not been withdrawn, and the Company shall not be required to deliver to the Chicago Investors any information that has not been or will not be provided to the proposed purchasers of the Offered Securities; provided further that any MNPI Information not furnished by the Company due to an MNPI Notice shall be promptly provided to the Chicago Investors upon their written request. Each Chicago Investor shall have ten (10) days from the date of receipt of any such notice to agree to purchase any or all of such Chicago Investor’s Preemptive Share Percentage of such Offered Securities at the price and upon the general terms specified in the Company’s notice, by such Chicago Investor delivering written notice to the Company and stating therein the quantity of Offered Securities to be purchased. Upon the issuance of any Offered Securities to any Related Party, the Company shall issue to each participating Chicago Investor such number of Offered Securities, on the same terms or terms no less favorable in any material respect than those offered to any Related Party, as was designated in the written notice therefor delivered to the Company in accordance with this Section 2.4, against payment in full for such Offered Securities.

(c)            In the event any Chicago Investor fails to exercise, within such ten (10) day period, the right to acquire its full Preemptive Share Percentage of the Offered Securities offered, the Company shall have ninety (90) days to sell or enter into an agreement to sell (pursuant to which the sale of Offered Securities covered thereby shall be closed, if at all, within one hundred and twenty (120) days from the date of such agreement) all such Offered Securities for which such preemptive rights were not exercised, at a price and upon terms not more favorable in the aggregate to the Related Parties thereof as was specified in the Company’s notice delivered pursuant to Section 2.4(b). In the event the Company has not (i) sold or issued, or entered into any agreement to sell, all such Offered Securities within such ninety (90) day period or (ii) if the Company so entered into an agreement to sell all such Offered Securities, sold and issued all such Offered Securities within one hundred and twenty (120) days from the date of such agreement, the Company shall not thereafter issue or sell any Offered Securities to any Related Party without first again offering such securities to the Chicago Investors in the manner provided in this Section 2.4.

(d)            The election by Chicago Investors not to exercise its preemptive rights under this Section 2.4 in any one instance shall not affect their right as to any subsequent proposed issuance.

(e)            In the case of an issuance subject to this Section 2.4 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be reasonably determined by the Board in good faith.

Article III

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of Chicago and the Chicago Investors. Each of Chicago and the Chicago Aggregator represents and warrants to the Company (and each other Chicago Investor, severally and not jointly, represents and warrants to the Company pursuant to the joinder agreement through which such Chicago Investor is becoming a party to this Agreement) as follows:

(a)            In the case of a Chicago Investor, it: (i) is acquiring the Shares for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act or any foreign, federal, state or local securities or “blue sky” Laws, or with any present intention of distributing or selling such Shares in violation of any such Laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Shares and of making an informed investment decision, (iii) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, (iv) understands that the Shares may not be Transferred except pursuant to the registration provisions of the Securities Act (and in compliance with any other Applicable Law) or pursuant to an applicable exemption therefrom, (v) has carefully considered the potential risks relating to the Company and the acquisition of the Shares, (vi) is familiar with the business and financial condition, properties, operations and prospects of the Company and has had the opportunity to ask questions of, and receive answers from the Company concerning the terms and conditions of the investment and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Chicago Investor or to which such Chicago Investor has had access, and (vii) has made, either alone or together with its advisors, such independent investigation of the Company as such Chicago Investor deems to be, or its advisors deem to be, necessary or advisable in connection with this investment.

(b)            It is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(c)            The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) its organizational documents or (z) any Contract or agreement to which it is a party.

(d)            The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part and does not require any corporate or other action on the part of any trustee or beneficial or record owner of any equity interest in such Chicago Investor, other than those which have been obtained prior to the date hereof and are in full force and effect.

(e)            This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(f)             It does not Beneficially Own any Voting Securities, other than any Voting Securities initially acquired by the Chicago Aggregator pursuant to the Transaction Agreement and the Shares contributed to it by the other direct and indirect equityholders of Washington at the Closing.

(g)            There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which it has a contractual obligation with respect to the voting or Transfer of any Voting Securities or which are otherwise inconsistent with or conflict with any provision of this Agreement.

(h)            As of the date of this Agreement, the Chicago Aggregator Beneficially Owns the number of Shares set forth next to its name on Schedule A.

3.2            Representations and Warranties of the Company. The Company hereby represents and warrants to the Chicago Investors and Chicago as follows:

(a)            The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Georgia. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b)            The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) Applicable Law, (y) the organizational documents of the Company or (z) any Contract or agreement to which the Company is a party.

(c)            The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(d)            This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

Article IV

DEFINITIONS

4.1            Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Activist” means, as of any date of determination, (i) any Person that has, directly or indirectly, including through its Affiliates, whether individually or as a member of a Group, within the three (3)-year period immediately preceding such date of determination, (A) made, engaged in or been a participant in any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act) to vote, or advise or knowingly influence any Person with respect to the voting of, any equity securities of any company, in connection with a proposed change of control or other extraordinary or fundamental transaction, or a proposal for the election or replacement of directors, not approved (at the time of the first such proposal) by the board of directors of such company, (B) called, or publicly sought to call, a meeting of the shareholders of any company for action by shareholders of any company, in each case not approved (at the time of the first such action) by the board of directors of such company, (C) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act) to acquire the equity securities of any company that was not approved (at the time of commencement) by the board of directors of such company in a Schedule 14D-9 filed under Regulation 14D under the Exchange Act, or (D) publicly disclosed any intention, plan, arrangement or other contract to do any of the foregoing or (ii) any Person listed on Schedule B hereto.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that notwithstanding the foregoing, an Affiliate of a Chicago Investor or Chicago shall not include any portfolio company or investment of any such Chicago Investor, Chicago or any Chicago Investment Fund or any limited partners of such Chicago Investor, Chicago or any Chicago Investment Fund. Additionally, the Company and its Subsidiaries shall be deemed to not be an Affiliate of Chicago, the Chicago Investors, the Chicago Investment Funds or any of their Affiliates.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance).

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in New York, New York or Atlanta, Georgia.

“Chicago Investment Fund” means any investment fund, investment vehicle or other account that is, directly or indirectly, managed or advised by Chicago or any of its Affiliates.

“Chicago Investors” means (i) the Chicago Aggregator, (ii) any Permitted Transferee of the Chicago Aggregator to which Shares are Transferred by such Person in compliance with the terms of this Agreement, and (iii) any Permitted Transferee of any of the Persons included in clause (ii) of this definition to which Shares are Transferred by such Person in compliance with the terms of this Agreement.

“Closing” has the meaning set forth in the Transaction Agreement.

“Competitive Services” means the provision of merchant acquiring and payment processing services and software.

“Competitor” means any Person that is engaged, wholly or in part, in Competitive Services and generated at least twenty-five percent (25%), and in no event less than $100.0 million, of the total revenues, for the most recent completed fiscal year, of such Person and its direct and indirect Subsidiaries from the provision of Competitive Services, and excluding, for the avoidance of doubt, any investment bank or any Affiliate in its capacity as an underwriter, placement agent, broker, dealer or similar function.

“Confidential Information” means any and all non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof), in whatever form or medium, concerning the Company or any of its Subsidiaries (including Washington and its Subsidiaries from and after the Closing), including, without limitation, the Company’s or its Subsidiaries’ clients, customer lists, business contacts, business plans, policies, procedures, techniques, know-how, standards, products, source or object code, product or service specifications, information regarding technology applications and interfaces, manuals, agreements, economic and financial information, marketing plans, data reports, analyses, compilations, statistics, summaries, studies, and any other materials or information, or any notes, compilations, analyses or other materials to the extent based thereon, whether written or oral, furnished directly or indirectly by the Company or any of its Representatives to Chicago, a Chicago Investor or any of their Representatives, other than information which (i) was or becomes publicly available other than as a result of a disclosure by Chicago, a Chicago Investor or any of their Representatives, (ii) was or becomes available to Chicago, a Chicago Investor or any of their Representatives on a non-confidential basis from a source other than the Company or its Representatives, provided, that such source is not known by Chicago or such Chicago Investor or such Representatives to be bound by a confidentiality agreement or other obligation of confidentiality with the Company with respect to such information, (iii) was within Chicago’s or such Chicago Investor’s possession prior to it being furnished (other than information with respect to Washington and its Subsidiaries that was in Chicago’s or a Chicago Investor’s or its Representatives’ possession prior to the date of this Agreement), provided, that the source of such information was not known by Chicago or any Chicago Investor or their applicable Representatives to be subject to a confidentiality agreement or other obligation of confidentiality in respect thereof, or (iv) is independently developed by Chicago or a Chicago Investor or their Representatives on their behalf without the use or benefit of or reference to the Confidential Information. Subject to clauses (i) through (iv) above, Confidential Information also includes all non-public information previously provided by the Company or its Representatives to Chicago and any Chicago Investor under the Confidentiality Agreement.

“Confidentiality Agreement” means that certain amended and restated Confidentiality Agreement, dated as of March 14, 2025, by and among Fidelity National Information Services, Inc., the Company and Washington, with Chicago, the Chicago Investment Funds and the Chicago Aggregator specified as representatives of Washington thereunder, together with that certain Clean Team Confidentiality Agreement, dated March 19, 2025, by and among the Company, Fidelity National Information Services, Inc. and Washington.

“Contract” means any legally binding contract, tender, lease, license, commitment, loan or credit agreement, indenture or agreement.

“control” means, including, with correlative meanings, the terms “controlled by” and “under common control with,” as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means an offer, sale or issuance of Voting Securities (or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities): (i) in connection with any direct or indirect merger, acquisition, reorganization, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries; (ii) in exchange for or upon the exercise or conversion of any options, warrants, convertible notes or similar rights or derivative securities that are or may become convertible into or exercisable or exchangeable for shares of Voting Securities (or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities) and are issued and outstanding on the date of this Agreement or issued after the date of this Agreement in compliance with Section 2.4; (iii) in connection with any stock split, stock dividend, subdivision, recapitalization, reorganization of Voting Securities (or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities) or similar corporate action effected by the Company; or (iv) in connection with the granting or issuance of Voting Securities (or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities) to directors, officers or employees of the Company (x) under employee benefit plans, programs or other employment arrangements of the Company or (y) upon the exercise of stock options, the vesting and settlement of restricted stock unit awards, and the vesting and/or settlement of other awards granted under any such employee benefit plan, program or arrangement of the Company.

“Governmental Entity” means any federal, national, state, local, tribal, supranational or foreign government or any court, tribunal or judicial or arbitral body of competent jurisdiction, administrative agency or commission or other federal, national, state, local, tribal, supranational or foreign governmental authority or instrumentality.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Law” means any federal, national, state, local, tribal, supranational or foreign law, statute, code, order, ordinance, mandate, guidance, rule, regulation or treaty (including any Tax (as defined in the Transaction Agreement) treaty and common law), in each case, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by a Governmental Entity in any relevant jurisdiction.

“Lead Chicago Investor” means (i) initially, the Chicago Aggregator, (ii) following the dissolution or liquidation of the Chicago Aggregator and so long as GTCR Fund XIII/B LP, GTCR Fund XIV/B LP or any of their respective Affiliates hold, directly or indirectly, any Shares, GTCR Fund XIII/B LP and GTCR Fund XIV/B LP, acting jointly, so long as such entity or one of its Affiliates is a Chicago Investor, and (iii) following the dissolution or liquidation of the Chicago Aggregator, and GTCR Fund XIII/B LP, GTCR Fund XIV/B LP and any of their respective Affiliates ceasing to hold, directly or indirectly, any Shares, holders of a majority of all Shares held by the Chicago Investors.

“Permitted Transferee” means, with respect to any Chicago Investor, any Affiliate of such Chicago Investor that becomes a party to and fully subject to and bound by this Agreement to the same extent as the Transferor by executing and delivering a joinder to this Agreement in the form attached hereto as Exhibit A.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Registration Rights Agreement” means that certain registration rights agreement, dated the date hereof, by and between the Company and the Chicago Aggregator.

“Related Party” or “Related Parties” means (i) any of Silver Lake Partners VI DE (AIV), L.P., Silver Lake Alpine II, L.P. or any their respective Affiliates and (ii) any Beneficial Owner of more than two-and-a-half percent (2.5%) of the Company’s Voting Securities or securities convertible into or exchangeable or exercisable for more than two-and-a-half percent (2.5%) of the Company’s Voting Securities, whether individually or if together with other Persons who are Affiliates of the Company and acting in concert with such Person or forming a Group with such Person such Persons would collectively own more than two-and-a-half percent (2.5%) of the Company’s Voting Securities or securities convertible into or exchangeable or exercisable for more than two-and-a-half percent (2.5%) of the Company’s Voting Securities, but excluding any index fund or any investor who (x) is not an Affiliate of the Company and (y) has not filed a Schedule 13D under the Exchange Act and who would be acquiring Voting Securities (or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities) in a registered underwritten offering of Voting Securities (or securities of the Company that are convertible, exchangeable or exercisable for or into Voting Securities) under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity, whether incorporated or unincorporated, of which such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

“Termination Date” means the date on which the Chicago Investors, in the aggregate, Beneficially Own less than five percent (5.0%) of the Total Voting Power or the Total Economic Interest.

“Total Economic Interest” means, as of any date of determination, the total economic interests of all Voting Securities then outstanding. The percentage of the Total Economic Interest Beneficially Owned by any Person as of any date of determination is the percentage of the Total Economic Interest then Beneficially Owned by such Person, including giving effect to any swaps or any other agreements, transactions or series of transactions, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Total Voting Power” means, as of any date of determination, the total number of votes that may be cast in the election of directors of the Company if all Voting Securities then outstanding were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power Beneficially Owned by any Person as of any date of determination is the percentage of the Total Voting Power of the Company that is represented by the total number of votes that may be cast in the election of directors of the Company by Voting Securities then Beneficially Owned by such Person.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, entry into any swap, put option, derivative, or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, derivative, put option, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise; provided, however, that the following shall not be considered a “Transfer”: (1) entering into a voting or support agreement (with or without granting a proxy) in support of any merger, consolidation or other business combination of the Company that has been approved by the Board, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger); (2) the grant of a proxy to officers or directors of the Company at the request of the Board in connection with actions to be taken at a general or special meeting of stockholders; or (3) the pledge of shares of the Company by a shareholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such stockholder continues to exercise voting control over such pledged shares and such pledged shares are not transferred to or registered in the name of the pledgee; provided, however, that the consummation of a foreclosure on such shares by the pledgee shall constitute a “Transfer”.

“Transferor” means a Person that Transfers or proposes to Transfer; and “Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Voting Securities” means shares of Company Common Stock and any other securities of the Company entitled to vote generally in the election of directors of the Company.

4.2            Interpretation. Whenever used: the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding shares of Company Common Stock by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. Any reference to “written” or “in writing” includes electronic form, including e-mail. To the extent that this Agreement requires an Affiliate or Subsidiary of any party to take or omit to take any action, such covenant or agreement includes the obligation of such party to cause such Affiliate or Subsidiary to take or omit to take such action. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.

Article V

MISCELLANEOUS

5.1            Term. Unless otherwise specified herein, this Agreement will be effective as of the Closing and shall automatically terminate on the Termination Date, provided that (a) the obligations under Section 1.1 shall continue in accordance with Section 1.1(e) and (b) Article IV and this Article V shall survive indefinitely.

5.2            Notices.

(a)            All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of an email transmission (unless the sender receives a failure to deliver notification), and shall be directed to the address set forth below (or at such other address or email address as such party shall designate by like notice):

(i)            if to the Company, to:

Global Payments Inc.
3550 Lenox Road
Attention:        Dara Steele-Belkin, General Counsel

Email:               dara.steele-belkin@globalpay.com

with a copy to (which shall not be considered notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:         Jacob A. Kling
Email:                JAKling@wlrk.com

(ii)           if to Chicago or a Chicago Investor, to:

GTCR W Aggregator LP

300 North LaSalle Street, Suite 5600

Chicago, Illinois 60654

Attention: Collin E. Roche, Aaron Cohen, KJ McConnell

Email: croche@gtcr.com; aaron.cohen@gtcr.com; kj.mcconnell@gtcr.com with a copy to (which shall not be considered notice):

Kirkland & Ellis LLP
333 West Wolf Point Plaza

Chicago, Illinois 60654
Attention: Ted M. Frankel, P.C., Daniel A. Guerin, P.C.
Email: ted.frankel@kirkland.com; daniel.guerin@kirkland.com

Kirkland & Ellis LLP
1301 Pennsylvania Ave, N.W.

Washington, D.C. 20004
Attention: Rachel W. Sheridan, P.C.
Email: rachel.sheridan@kirkland.com

Kirkland & Ellis LLP
601 Lexington Avenue

New York, New York 10022
Attention: Sharon Freiman, P.C., Asher Qazi
Email: sharon.freiman@kirkland.com; asher.qazi@kirkland.com

5.3            Investor Actions. Notwithstanding anything contained herein, any determination, request, decision, notice, approval, demand or consent to be made or provided under this Agreement by the Chicago Investors shall be solely made or provided by the Lead Chicago Investor in its discretion, and any such determination, request, decision, notice, approval, demand or consent made or provided by or to the Lead Chicago Investor shall be valid and binding upon all Chicago Investors.

5.4            Amendments and Waivers. Each of the parties hereto agrees that no provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) the Company and (ii) the Lead Chicago Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

5.5            Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, and any proposed assignment by the Chicago Investors of any of their respective rights herein to any party (other than a Permitted Transferee) may be granted or withheld in the Company’s sole and absolute discretion, it being understood that it is the intention of the parties hereto that the rights afforded to the Chicago Investors are personal to such Persons and are not transferable (except to a Permitted Transferee) or as expressly provided herein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 5.5 shall be void.

5.6            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.7            Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one (1) or more such counterparts have been signed by each party and delivered (by facsimile, e-mail, or otherwise) to the other party. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signatures. This Agreement has been executed in the English language. If this Agreement is translated into another language, the English language text shall in any event prevail.

5.8            Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

5.9            Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF; PROVIDED, THAT THE LAWS OF THE STATE OF GEORGIA SHALL APPLY TO THE EXTENT MANDATORILY APPLICABLE TO GEORGIA CORPORATIONS. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO THIS AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE THAT ANY SUCH LITIGATION, PROCEEDING OR OTHER LEGAL ACTION SHALL BE INSTITUTED EXCLUSIVELY IN THE Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION 5.9; (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) AGREE THAT SERVICE OF PROCESS IN ANY SUCH LEGAL PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN TO SUCH PARTY IN ACCORDANCE WITH SECTION 5.2 FOR COMMUNICATIONS TO SUCH PARTY; (E) AGREE THAT SUCH SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (F) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES OF FACT AND LAW, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY OTHERWISE HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE NEGOTIATION, EXPLORATION, DUE DILIGENCE WITH RESPECT TO OR ENTERING INTO OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

5.10           Specific Performance. The parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that each of the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such party is entitled in Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at Law or that any such award is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such remedy. The foregoing is in addition to any other remedy to which any party is entitled at Law, in equity or otherwise.

5.11           No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided, that Non-Liable Persons are intended third party beneficiaries of Section 5.12.

5.12           No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement (which shall include any parties that join this Agreement), covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Chicago Investor or other party hereto (or any of their heirs, successors or permitted assigns), or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, shareholder, manager or member of any of the foregoing Persons, but in each case not including the named parties hereto (each, a “Non-Liable Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against any Non-Liable Person, by the enforcement of any assignment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Liable Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, in respect of any oral representations made or alleged to have been made in connection herewith or therewith or for any claim (whether in tort, contract or otherwise) based on, in respect of or by reason of, such obligations or their creation.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

GLOBAL PAYMENTS INC.

By:

Name:
Title:

GTCR W AGGREGATOR LP

By:

Name:
Title:

GTCR LLC

By:

Name:
Title: